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                                    EXHIBIT C

                             JOINT FILING AGREEMENT

          The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of McDermott International, Inc., dated as of March 6, 1998 is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

Dated:  March 6, 1998                       SOROS FUND MANAGEMENT LLC


                                            By: /s/  Michael C. Neus
                                                     Michael C. Neus
                                                     Assistant General Counsel


Dated:  March 6, 1998                       GEORGE SOROS


                                            By: /s/  Michael C. Neus
                                                     Michael C. Neus
                                                     Attorney-in-Fact


Dated:  March 6, 1998                       STANLEY F. DRUCKENMILLER


                                            By: /s/  Michael C. Neus
                                                     Michael C. Neus
                                                     Attorney-in-Fact


Dated:  March 6, 1998                       DUQUESNE CAPITAL MANAGEMENT, L.L.C.


                                            By: /s/  Gerald Kerner
                                                     Gerald Kerner
                                                     Managing Director